Exhibit 10.2

PERSHING GOLD CORPORATION
2012 Equity Incentive Plan

THIRD AMENDMENT TO AMENDED AND RESTATED

RESTRICTED STOCK AGREEMENT
(Non-Assignable)

This Third Amendment to Amended and Restated Restricted Stock Agreement (this “Amendment”) is dated as of February 5, 2015, by and between Stephen Alfers (“Holder”) and Pershing Gold Corporation, a Nevada corporation (the “Corporation”).

A. On May 13, 2013, Holder and the Corporation entered into that certain Amended and Restated Restricted Stock Agreement (the “Original Agreement”) pursuant to which Holder was granted One Million One Hundred Seven Thousand Four Hundred Ninety (1,107,490) restricted shares (the “Shares”) of the Corporation’s common stock, par value $0.0001 per share, pursuant to and subject to the terms of the Corporation’s 2012 Equity Incentive Plan (the “Plan”).

B. On December 23, 2013, Holder and the Corporation entered into that certain First Amendment to Amended and Restated Restricted Stock Agreement (the “First Amendment”) pursuant to which the vesting of certain of the Shares was accelerated from March 14, 2014 to December 26, 2013.

C. On June 11, 2014, Holder and the Corporation entered into that certain Second Amendment to Amended and Restated Restricted Stock Agreement (the “Second Amendment”; the Original Agreement as amended by the First Amendment and the Second Amendment, collectively, the “Agreement”) pursuant to which the vesting of certain of the Shares was deferred from June 18, 2014 to March 14, 2015.

D. The Corporation and Holder have agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Restricted Stock Agreement. The Agreement is hereby amended by deleting Section 1 thereof and replacing it with the following:

1. Vesting Schedule. The Shares shall be subject to the following vesting provisions. All vesting is subject to claw-backs (as set forth in Section 2 herein) in the event of any breach of Corporate policy, restatements and/or adjustments, and the terms of the Plan including Section 6(f) (Termination of Employment). Notwithstanding anything herein to the contrary, all vested shares may be exercised and disposed of not sooner than six months following the date hereof.

1

Percentage of Shares to Vest	Date of Vesting
33.33%	December 26, 2013
33.33%	March 14, 2015
33.34%	March 14, 2016

2. No Other Changes. Except for the amendment contained in Section 1 hereof, the Agreement is hereby ratified and confirmed and shall continue in full force and effect without any further amendments or changes.

3. Counterparts. This Amendment may be executed in counterparts each of which taken together shall constitute one and the same instrument.

4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada without reference to principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

HOLDER:

/s/ Stephen Alfers
Stephen Alfers

PERSHING GOLD CORPORATION

By: /s/ Eric Alexander
Name: Eric Alexander
Title: Vice President Finance and Controller

3